Exhibit 99.2 ENDO, INC. INDEX Condensed Consolidated Balance Sheets as of June 30, 2025 (Successor) and December 31, 2024 (Successor) (Unaudited) 2 Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2025 (Successor), the three and six months ended June 30, 2024 (Successor), the period April 1, 2024 to April 23, 2024 (Predecessor) and the period January 1, 2024 to April 23, 2024 (Predecessor) (Unaudited) 3 Condensed Consolidated Statements of Comprehensive (Loss) Income for the three and six months ended June 30, 2025 (Successor), the three and six months ended June 30, 2024 (Successor), the period April 1, 2024 to April 23, 2024 (Predecessor) and the period January 1, 2024 to April 23, 2024 (Predecessor) (Unaudited) 5 Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2025 (Successor), the six months ended June 30, 2024 (Successor) and the period January 1, 2024 to April 23, 2024 (Predecessor) (Unaudited) 6 Notes to Condensed Consolidated Financial Statements (Unaudited) 8 Page 1

ENDO, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (Dollars in thousands, except share and per share data) June 30, 2025 December 31, 2024 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 438,999 $ 387,247 Restricted cash and cash equivalents 93,105 89,183 Accounts receivable, net 453,130 415,924 Inventories, net 439,689 527,736 Prepaid expenses and other current assets 49,973 53,288 Income taxes receivable 8,803 2,509 Total current assets $ 1,483,699 $ 1,475,887 PROPERTY, PLANT AND EQUIPMENT, NET 539,839 548,818 OPERATING LEASE ASSETS 37,205 39,193 OTHER INTANGIBLES, NET 1,646,662 1,815,861 DEFERRED INCOME TAXES 267,413 240,192 OTHER ASSETS 150,626 232,950 TOTAL ASSETS $ 4,125,444 $ 4,352,901 LIABILITIES AND STOCKHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable and accrued expenses $ 451,378 $ 475,485 Current portion of legal settlement accrual 1,791 1,342 Current portion of operating lease liabilities 4,085 3,994 Current portion of long-term debt 15,000 15,000 Income taxes payable 11,686 19,172 Total current liabilities $ 483,940 $ 514,993 DEFERRED INCOME TAXES 38,618 46,389 LONG-TERM DEBT, LESS CURRENT PORTION, NET 2,418,820 2,422,721 LONG-TERM LEGAL SETTLEMENT ACCRUAL, LESS CURRENT PORTION 6,635 6,088 OPERATING LEASE LIABILITIES, LESS CURRENT PORTION 33,655 34,759 OTHER LIABILITIES 72,690 75,613 COMMITMENTS AND CONTINGENCIES (NOTE 12) STOCKHOLDERS’ EQUITY: Endo, Inc. common stock, $0.001 par value; 1,000,000,000 shares authorized; 76,313,462 and 76,211,329 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively 76 76 Endo, Inc. additional paid-in capital 1,990,282 1,986,133 Accumulated deficit (919,104) (730,864) Accumulated other comprehensive loss (168) (3,007) Total stockholders’ equity $ 1,071,086 $ 1,252,338 TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY $ 4,125,444 $ 4,352,901 See accompanying Notes to Condensed Consolidated Financial Statements. 2

ENDO, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (Dollars and shares in thousands, except per share data) Successor Predecessor Three Months Ended June 30, 2025 Three Months Ended June 30, 2024 Period From April 1, 2024 through April 23, 2024 TOTAL REVENUES, NET $ 447,775 $ 284,163 $ 162,467 COSTS AND EXPENSES: Cost of revenues 289,464 333,695 60,539 Selling, general and administrative 158,767 95,992 28,323 Research and development 25,991 22,448 6,120 Acquired in-process research and development 100 — — Litigation-related and other contingencies, net 687 — 200 Asset impairment charges 1,000 — 1,799 Acquisition-related and integration items, net 385 (130) (817) Interest expense (income), net 53,572 44,669 (2) Reorganization items, net — — (6,328,145) Other (income) expense, net (15,907) 246 (493) (LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX $ (66,284) $ (212,757) $ 6,394,943 INCOME TAX (BENEFIT) EXPENSE (6,674) (63,981) 50,629 (LOSS) INCOME FROM CONTINUING OPERATIONS $ (59,610) $ (148,776) $ 6,344,314 DISCONTINUED OPERATIONS, NET OF TAX (NOTE 3) — — 183,234 NET (LOSS) INCOME $ (59,610) $ (148,776) $ 6,527,548 NET (LOSS) INCOME PER SHARE—BASIC: Continuing operations $ (0.78) $ (1.95) $ 26.97 Discontinued operations — — 0.78 Basic $ (0.78) $ (1.95) $ 27.75 NET (LOSS) INCOME PER SHARE—DILUTED: Continuing operations $ (0.78) $ (1.95) $ 26.97 Discontinued operations — — 0.78 Diluted $ (0.78) $ (1.95) $ 27.75 WEIGHTED AVERAGE SHARES: Basic 76,289 76,156 235,220 Diluted 76,289 76,156 235,220 See accompanying Notes to Condensed Consolidated Financial Statements. 3

ENDO, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) - CONTINUED (Dollars and shares in thousands, except per share data) Successor Predecessor Six Months Ended June 30, 2025 Six Months Ended June 30, 2024 Period From January 1, 2024 through April 23, 2024 TOTAL REVENUES, NET $ 840,608 $ 284,163 $ 581,974 COSTS AND EXPENSES: Cost of revenues 584,867 333,695 259,552 Selling, general and administrative 307,808 95,992 158,391 Research and development 57,625 22,448 32,022 Acquired in-process research and development 2,636 — 750 Litigation-related and other contingencies, net 1,007 — 200 Asset impairment charges 1,000 — 2,103 Acquisition-related and integration items, net 1,400 (130) (196) Interest expense (income), net 106,242 44,669 (2) Reorganization items, net — — (6,125,099) Other (income) expense, net (14,879) 246 5,262 (LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX $ (207,098) $ (212,757) $ 6,248,991 INCOME TAX (BENEFIT) EXPENSE (18,858) (63,981) 58,511 (LOSS) INCOME FROM CONTINUING OPERATIONS $ (188,240) $ (148,776) $ 6,190,480 DISCONTINUED OPERATIONS, NET OF TAX (NOTE 3) — — 182,838 NET (LOSS) INCOME $ (188,240) $ (148,776) $ 6,373,318 NET (LOSS) INCOME PER SHARE—BASIC: Continuing operations $ (2.47) $ (1.95) $ 26.32 Discontinued operations — — 0.78 Basic $ (2.47) $ (1.95) $ 27.10 NET (LOSS) INCOME PER SHARE—DILUTED: Continuing operations $ (2.47) $ (1.95) $ 26.32 Discontinued operations — — 0.78 Diluted $ (2.47) $ (1.95) $ 27.10 WEIGHTED AVERAGE SHARES: Basic 76,250 76,156 235,220 Diluted 76,250 76,156 235,220 See accompanying Notes to Condensed Consolidated Financial Statements. 4

NET (LOSS) INCOME $ (59,610) $ (148,776) $ 6,527,548 OTHER COMPREHENSIVE INCOME: Net unrealized gain on foreign currency $ 3,504 $ 177 $ 226,686 Total other comprehensive income $ 3,504 $ 177 $ 226,686 COMPREHENSIVE (LOSS) INCOME $ (56,106) $ (148,599) $ 6,754,234 ENDO, INC. CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME (UNAUDITED) (Dollars in thousands) Successor Predecessor Three Months Ended June 30, 2025 Three Months Ended June 30, 2024 Period From April 1, 2024 through April 23, 2024 NET (LOSS) INCOME $ (188,240) $ (148,776) $ 6,373,318 OTHER COMPREHENSIVE INCOME: Net unrealized gain on foreign currency $ 2,839 $ 177 $ 223,762 Total other comprehensive income $ 2,839 $ 177 $ 223,762 COMPREHENSIVE (LOSS) INCOME $ (185,401) $ (148,599) $ 6,597,080 See accompanying Notes to Condensed Consolidated Financial Statements. Successor Predecessor Six Months Ended June 30, 2025 Six Months Ended June 30, 2024 Period From January 1, 2024 through April 23, 2024 5

OPERATING ACTIVITIES: Net (loss) income $ (188,240) $ (148,776) $ 6,373,318 Adjustments to reconcile Net (loss) income to Net cash provided by (used in) operating activities: Depreciation and amortization 151,606 60,399 92,556 Inventory step-up 145,810 191,987 — Share-based compensation 4,915 — — Amortization of debt issuance costs and discount 4,382 1,513 — Deferred income taxes (34,836) (126,892) 9,345 Change in fair value of contingent consideration 1,399 (58) 284 Acquired in-process research and development charges 2,636 — 750 Asset impairment charges 1,000 — 2,103 Non-cash impacts of the reorganization, inclusive of certain reorganization-related income tax expenses — — (6,471,963) (Gain) loss on sale of business and other assets (20,577) 52 (115) Other 1,179 572 1,577 Changes in assets and liabilities which (used) provided cash: Accounts receivable (36,083) 37,003 (19,173) Inventories 3,003 (15,952) (11,660) Prepaid and other assets 5,149 (6,140) 4,565 Accounts payable, accrued expenses and other liabilities (18,513) 14,292 (27,762) Income taxes payable/receivable, net (13,475) 63,839 3,687 Liabilities subject to compromise, excluding financing activities — — (702,153) Net cash provided by (used in) operating activities $ 9,355 $ 71,839 $ (744,641) INVESTING ACTIVITIES: Capital expenditures, excluding capitalized interest (24,396) (8,921) (19,751) Proceeds from the U.S. Government Agreement 785 1,161 7,728 Acquisitions, including in-process research and development, net of cash and restricted cash acquired (2,536) — (750) Proceeds from sale of business and other assets 81,982 1,631 2,188 Net cash provided by (used in) investing activities $ 55,835 $ (6,129) $ (10,585) ENDO, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (Dollars in thousands) Successor Predecessor Six Months Ended June 30, 2025 Six Months Ended June 30, 2024 Period From January 1, 2024 through April 23, 2024 6

FINANCING ACTIVITIES: Proceeds from issuance of notes — — 1,000,000 Proceeds from issuance of term loans — — 1,500,000 Payments for settlement of first lien claims — — (2,591,609) Repayments of term loans (7,500) — — Adequate protection payments — — (192,341) Repayments of other indebtedness (359) (1,190) (2,381) Payments for debt issuance and extinguishment costs — — (58,485) Payments for contingent consideration (1,573) (1,577) (2,134) Proceeds from issuance of common stock — — 500,321 Payments for backstop commitment premium — — (25,540) Payments for equity issuance — — (4,223) Payments of tax withholding for restricted shares (766) — — Net cash (used in) provided by financing activities $ (10,198) $ (2,767) $ 123,608 Effect of foreign exchange rate 682 439 (1,998) NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS $ 55,674 $ 63,382 $ (633,616) CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD 476,430 397,005 1,030,621 CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD $ 532,104 $ 460,387 $ 397,005 SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES: Acquisitions, including in-process research and development, accrued in the period but not yet paid $ 100 $ — $ — See accompanying Notes to Condensed Consolidated Financial Statements. ENDO, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (Dollars in thousands) Successor Predecessor Six Months Ended June 30, 2025 Six Months Ended June 30, 2024 Period From January 1, 2024 through April 23, 2024 7

ENDO, INC. NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) NOTE 1. BASIS OF PRESENTATION Basis of Presentation Unless otherwise indicated or required by the context, references throughout to “Endo,” the “Company,” the “Successor,” “we,” “our” or “us” refer to Endo, Inc. and its subsidiaries, as successor entity for accounting and financial reporting purposes following the consummation of the Plan (as defined below) on the Effective Date (April 23, 2024, as further defined below). References to Endo International plc and its direct and indirect subsidiaries on a consolidated basis, refer to the predecessor entity to Endo, Inc. for accounting and financial reporting purposes prior to and including the consummation of the Plan on the Effective Date. On August 1, 2025, in connection with the combination between Mallinckrodt plc and Endo, Inc., discussed below, Endo, Inc. converted into a Delaware limited partnership named Endo, LP. The accompanying unaudited Condensed Consolidated Financial Statements of Endo, Inc. and its subsidiaries and the Predecessor have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, the accompanying Condensed Consolidated Financial Statements of Endo, Inc. and its subsidiaries and the Predecessor, which are unaudited, include all normal and recurring adjustments necessary for a fair statement of the Company’s financial position as of June 30, 2025 and the results of operations and cash flows for the periods presented. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2025. The year-end Condensed Consolidated Balance Sheet data as of December 31, 2024, was derived from the audited financial statements of Endo, Inc. but does not include all disclosures required by U.S. GAAP. The information included in the accompanying unaudited Condensed Consolidated Financial Statements should be read in conjunction with the annual financial statements of Endo, Inc. within the Company’s Annual Report. Effectiveness of the Plan of Reorganization Historically, our business has been operated by Endo International plc, together with its subsidiaries. On August 16, 2022 (the Petition Date), Endo International plc, together with certain of its direct and indirect subsidiaries (the Debtors), filed voluntary petitions for relief under chapter 11 of title 11 of the United States (U.S.) Code (the Bankruptcy Code). The Debtors received approval from the U.S. Bankruptcy Court for the Southern District of New York (the Bankruptcy Court) to jointly administer their chapter 11 cases (the Chapter 11 Cases) for administrative purposes only pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure under the caption In re Endo International plc, et al. On December 19, 2023, the Debtors filed a proposed chapter 11 plan of reorganization (as amended, including on January 5, 2024, January 9, 2024 and March 18, 2024, and including any exhibits and supplements filed with respect thereto, the Plan or Plan of Reorganization) and related disclosure statement with the Bankruptcy Court. The Bankruptcy Court confirmed the Plan on March 19, 2024, and the Debtors satisfied all conditions required for the Plan effectiveness (the Effective Date) on April 23, 2024. Pursuant to the Plan and the Purchase and Sale Agreement (PSA), Endo, Inc. acquired from the Debtors substantially all of the assets, as well as certain equity interests of the Debtors and non-debtor affiliates and assumed certain liabilities of Endo International plc. Endo International plc will be dissolved in connection with the consummation of the Plan. Endo, Inc. was incorporated as a Delaware corporation on December 5, 2023 for the express purpose of completing the transactions contemplated in the Plan and PSA, which was entered into among Endo, Inc., certain other applicable purchaser entities, certain Debtors and certain non-debtor affiliates. From its formation on December 5, 2023 through the Effective Date, Endo, Inc. had no operations or business transactions or activities other than those taken in furtherance of the transactions contemplated by the Plan including in connection with the incurrence of the Exit Financing Debt (as defined below) and those incidental to the preparation of its registration statement. As of the Effective Date, and continuing through the date of this report, Endo, Inc. was a holding company and all of its business was conducted through its subsidiaries, and the financial results of such subsidiaries are consolidated in its financial statements. In accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 852 - Reorganizations (ASC 852), Endo, Inc. has become the Successor reporting entity. As the application of fresh start accounting resulted in a new basis of accounting, our financial statements and notes for the Successor are not comparable to the historical financial statements and notes of Endo International plc. Combination of Mallinckrodt and Endo On March 13, 2025, Endo Inc. and Mallinckrodt plc (Mallinckrodt) entered into a transaction agreement (the Transaction Agreement) to effectuate a combination of the respective companies. The shareholders of both companies approved the Transaction Agreement on June 13, 2025 and the transaction closed on July 31, 2025 following the satisfaction of the remaining closing conditions and regulatory approvals. Under the terms of the agreement, upon completion of the combination transaction, Endo’s stockholders 8 received shares of Mallinckrodt stock and their pro rata share of cash, totaling $100 million in the aggregate, for each share of Endo stock owned as of the specified record date, such that upon completion of the combination transaction, Mallinckrodt became the parent entity of the combined group and Mallinckrodt shareholders own 50.1% and Endo shareholders own 49.9% of the combined company. Mallinckrodt will continue as the holding company for the combined business, and Endo became a wholly owned subsidiary of Mallinckrodt, with all of Mallinckrodt’s operating assets being contributed to Endo or its subsidiaries. The business combination will be accounted for as an acquisition of Endo by Mallinckrodt under the acquisition method of accounting, and Mallinckrodt will be treated as the acquirer for accounting purposes. Mallinckrodt will record assets acquired and liabilities assumed from Endo primarily at their respective fair values at the date of completion of the business combination. Any excess of the purchase price over the net fair value of such assets and liabilities will be recorded as goodwill. At this time, we anticipate that the financial statements and operating results of the combined company subsequent to the closing will be significantly different from the Company’s historical financial statements and operating results in periods prior to the closing of the transaction. On July 31, 2025, ST 2020, Inc. (ST 2020) and MEH, Inc. (MEH), wholly owned subsidiaries of Mallinckrodt which, following completion of the merger and certain post-merger reorganization activities, hold the combined businesses of the “Specialty Generics” reporting segment of Mallinckrodt and the “Generic Pharmaceuticals” and “Sterile Injectables” reporting segments of the Company and which are not restricted subsidiaries under the Company’s existing debt instruments, entered into a Credit Agreement (the GxSI Credit Agreement) among ST 2020, MEH, the financial institutions party thereto as lenders, and Wilmington Savings Fund Society, FSB as administrative agent and collateral agent. The GxSI Credit Agreement provides for a five-year term loan facility in an initial principal amount of $1,200 million (the GxSI Term Facility) and a five-year revolving credit facility in an aggregate committed amount of $150 million (the GxSI Revolving Facility and, together with the GxSI Term Facility, the GxSI Facilities). The proceeds of the term loan facility were used (i) to consummate the business combination, the other transactions contemplated by the Transaction Agreement and associated restructuring transactions, (ii) to repay certain indebtedness of Mallinckrodt and its subsidiaries and (iii) for general corporate purposes. The GxSI Facilities are secured by substantially all of the assets of ST 2020, MEH and MEH’s material, wholly-owned U.S., Irish and Luxembourgish subsidiaries, subject to certain exceptions and exclusions. Borrowings under the term loan facility bear interest at a rate per annum equal to, at MEH’s option, either (a) Term SOFR (provided that Term SOFR shall be no less than 2.00% per annum at any time) plus an applicable margin of 7.00% per annum or (b) an alternate base rate (which shall be no less than 3.00% per annum at any time) plus an applicable margin of 6.00% per annum. MEH is also required to pay quarterly in arrears an undrawn commitment fee on the GxSI Revolving Facility of 25 basis points. The GxSI Term Facility will amortize in quarterly installments as follows: (i) commencing with the fiscal quarter ending December 31, 2025 through (and including) the fiscal quarter ending September 30, 2026, 0.625% of the initial aggregate principal amount of the GxSI Term Facility, (ii) from the last day of the fiscal quarter ending December 31, 2026 through (and including) the last day of the fiscal quarter ending September 30, 2027, 1.25% of the initial aggregate principal amount of the GxSI Term Facility, (iii) from the last day of the fiscal quarter ending December 31, 2027 through (and including) the last day of the fiscal quarter ending September 30, 2028, 1.875% of the initial aggregate principal amount of the GxSI Term Facility and (iv) from the last day of the fiscal quarter ending December 31, 2028 through the maturity date of the GxSI Term Facility, 2.50% of the initial aggregate principal amount of the Term Facility, with the balance payable on the maturity date of the GxSI Term Facility. Subject to certain exceptions and customary baskets set forth in the GxSI Credit Agreement, MEH is required to make mandatory prepayments of the loans under the GxSI Term Facility under certain circumstances, including from: (i) 100% of the net cash proceeds of insurance and condemnation proceeds for property or asset losses (subject to reinvestment rights and net proceeds threshold), (ii) 100% of the net cash proceeds from the incurrence of debt (other than permitted debt as described in the GxSI Credit Agreement), (iii) 75% of Excess Cash Flow (as defined in the GxSI Credit Agreement) subject to decrease based on leverage ratios and (iv) 100% of net cash proceeds from asset sales (subject to reinvestment rights and net proceeds threshold). These mandatory prepayments may be used to satisfy future amortization. The GxSI Facilities contain customary affirmative and negative covenants and specified events of default. These affirmative and negative covenants include, among other things, and subject to certain qualifications and exceptions, covenants that restrict ST 2020’s and MEH’s ability and the ability of its subsidiaries to: incur or guarantee additional indebtedness; create or permit liens on assets; pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness; make certain investments and other restricted payments; engage in mergers, acquisitions, consolidations and amalgamations; transfer and sell certain assets; and engage in transactions with affiliates. The GxSI Revolving Facility also contains a financial covenant that requires ST 2020 and MEH to, if, as of the last day of any fiscal quarter (commencing with the fiscal quarter ending December 31, 2025), the aggregate outstanding revolving credit exposure under the GxSI Revolving Facility exceeds 40% of the total commitments thereunder at such time, maintain a maximum first lien net leverage ratio of not greater than (a) for the fiscal quarters ended December 31, 2025 through March 31, 2027, 4.00:1.00, (b) for the fiscal quarters ended June 30, 2027 through March 31, 2028, 3.25:1.00 and (c) thereafter, 2.50:1.00. The financial covenant applicable to the GxSI Revolving Credit Facility may be waived or amended with the consent of a majority of the lenders under the GxSI Revolving Facility, and without the consent of the lenders under the GxSI Term Facility or any other person and will contain a customary term loan facility standstill and customary cure rights. 9

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Use of Estimates The preparation of our Condensed Consolidated Financial Statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the amounts and disclosures in our Condensed Consolidated Financial Statements, including the Notes thereto, and elsewhere in this report. For example, we are required, or were required in the predecessor period, to make significant estimates and assumptions related to revenue recognition, including sales deductions, long-lived assets, goodwill, intangible assets, income taxes, contingencies, financial instruments, share-based compensation, estimated allowed claim amounts, liabilities subject to compromise and reorganization items, net, among others. Some of these estimates can be subjective and complex. Uncertainties related to worldwide macroeconomic conditions including interest rates, employment rates, consumer spending, tariffs and health insurance coverage, among others, have increased the complexity of developing these estimates, including the allowance for expected credit losses and the carrying amounts of long-lived assets and intangible assets. Additionally, we may sell or otherwise dispose of or liquidate assets or settle liabilities for amounts other than those reflected in the accompanying Condensed Consolidated Financial Statements. The possibility or occurrence of any such actions could materially impact the amounts and classifications of such assets and liabilities reported in our Condensed Consolidated Balance Sheets. Although we believe that our estimates and assumptions are reasonable, there may be other reasonable estimates or assumptions that differ significantly from ours. Further, our estimates and assumptions are based upon information available at the time they were made. Actual results may differ significantly from our estimates, including as a result of the uncertainties described in this report, those described in our other reports filed with the SEC or other uncertainties. Significant Accounting Policies Added or Updated since December 31, 2024 There have been no significant changes to our significant accounting policies since December 31, 2024. For additional discussion of the Company’s significant accounting policies, see Note 4. Summary of Significant Accounting Policies in the Consolidated Financial Statements included in Part IV, Item 15 of the Company’s Annual Report. Recent Accounting Pronouncements Recent Accounting Pronouncements Not Yet Adopted at June 30, 2025 In December 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2023-09, Income Taxes (Topic 740): Improvement to Income Tax Disclosures (ASU 2023-09) to enhance the transparency and decision usefulness of income tax disclosures, primarily related to standardization and disaggregation of rate reconciliation categories and income taxes paid by jurisdiction. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 on a prospective basis. Early adoption is permitted. The Company intends to adopt the new guidance on the effective date and does not expect the adoption to have a material impact on its consolidated financial statements other than the expanded disclosure. In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses (Subtopic 220-40) (ASU 2024-03), which responds to longstanding investor requests for more detailed information about an entity's expenses. ASU 2024-03 requires disclosures about specified categories of expenses—including purchases of inventory, employee compensation, and depreciation and amortization—within certain expense captions presented on the face of the income statement. Additional disclosures about selling expenses will also be required. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied either prospectively to financial statements issued after the effective date or retrospectively to all prior periods presented in the financial statements. The Company intends to adopt the new guidance on the effective date and does not expect the adoption to have a material impact on its consolidated financial statements other than the expanded disclosure. 10

NOTE 3. DISCONTINUED OPERATIONS AND DIVESTITURES

The operating results of Endo International plc's legacy Astora business, which was resolved to be wound down in 2016, are reported as Discontinued operations, net of tax in the Predecessor Condensed Consolidated Statements of Operations for all periods presented, if applicable. The following table provides the operating results of Astora Discontinued operations, net of tax (in thousands):

	Predecessor	
	Period From April 1, 2024 through April 23, 2024	Period From January 1, 2024 through April 23, 2024
Income from discontinued operations before income taxes	$ 183,152	$ 182,696
Income tax benefit	(82)	(142)
Discontinued operations, net of tax	$ 183,234	$ 182,838

For the Predecessor periods from April 1, 2024 through April 23, 2024 and January 1, 2024 through April 23, 2024, the income from discontinued operations before income taxes is primarily related to the impacts of the Plan.

For the Predecessor period from January 1, 2024 through April 23, 2024, the cash outflows from discontinued operating activities related to Astora included the impact of net loss, prior to impacts of the Plan, of approximately $0.9 million as well as cash outflows in connection with the Plan of approximately $37.1 million. During the periods presented above, there were no material net cash flows related to Astora discontinued investing activities and there was no depreciation or amortization expense related to Astora.

There are no discontinued operations in the Successor period.

Divestiture of International Pharmaceutical Business

On March 10, 2025, the Company entered into a definitive agreement to divest its International Pharmaceuticals business to Knight Therapeutics Inc. The sale closed on June 17, 2025 and the Company received net cash consideration of approximately $78.6 million, consisting of $89.9 million upfront, less approximately $11.3 million related to certain permitted hold backs. The total contractual consideration also includes up to $15 million in potential future payments contingent upon the achievement of certain milestones. The Company recognized a preliminary pre-tax gain of $20.4 million upon sale in Other expense (income), net. The final gain is subject to the resolution of the previously noted holdbacks and contingencies.

The International Pharmaceuticals business, which represented substantially all of the Company's International Pharmaceuticals segment, did not meet the requirements for treatment as a discontinued operation as the divestiture was concluded to not represent a strategic shift that has (or will have) a major effect on the Company's financial results.

NOTE 4. SEGMENT RESULTS

The Company's four reportable business segments are Branded Pharmaceuticals, Sterile Injectables, Generic Pharmaceuticals and International Pharmaceuticals. These reportable segments represent our strategic business units. Each segment derives revenue from the sales or licensing of its respective products. They are managed separately because the segments contain different types of products with different target end-consumers, differing sales and marketing requirements, differing distribution channels and differing pricing strategies, among other reasons. We have not aggregated operating segments.

Branded Pharmaceuticals

Our Branded Pharmaceuticals segment includes a variety of branded products in the therapeutic areas of urology, orthopedics, endocrinology and bariatrics, among others. Products in this segment include XIAFLEX®, SUPPRELIN® LA, AVEED®, PERCOCET®, TESTOPEL® and EDEX®, among others.

Sterile Injectables

Our Sterile Injectables segment consists primarily of branded sterile injectable products such as ADRENALIN®, VASOSTRICT® and APLISOL®, among others, and certain generic sterile injectable products.

Generic Pharmaceuticals

The Generic Pharmaceuticals segment includes a product portfolio including patches, solid oral extended-release products, solid oral immediate-release products, liquids, semi-solids, powders, ophthalmics and sprays and includes products that treat and manage a wide variety of medical conditions.

11

International Pharmaceuticals Our International Pharmaceuticals segment includes a variety of specialty pharmaceutical products, including over-the-counter (OTC) products, sold outside the U.S., primarily in Canada through our operating company Paladin. Refer to Note 3. Discontinued Operations and Divestitures for additional information about the current period sale of the International Pharmaceuticals business which represents substantially all of the International Pharmaceuticals segment. The chief operating decision maker (CODM) is the Company’s Interim Chief Executive Officer. The CODM uses Segment adjusted income (loss) from operations before income tax to evaluate segment performance and to allocate resources, including as it relates to employees and capital resources, among others predominantly in the annual budget and forecasting process. The CODM considers budget-to-actual variances, as well as period over period variances, on a quarterly basis when making decisions about allocation of capital and personnel to segments. The CODM is not provided, nor does he review, asset information at the segment level. Therefore, the Company has not disclosed asset information for each reportable segment. The accounting policies of the segments are the same as those applied to the Condensed Consolidated Financial Statements and remain consistent with those described in the audited Consolidated Financial Statements and the notes thereto for the fiscal year ended December 31, 2024, included in the Company’s Annual Report. Segment results exclude the impact of certain income and expenses that are not reflective of the underlying operations of the business and are therefore not considered by the CODM in evaluating the performance of the segments. Segment adjusted income (loss) from operations before income tax is defined as Loss from continuing operations before income tax, excluding: acquired in-process research and development charges; acquisition-related and integration items, including transaction costs and changes in the fair value of contingent consideration; cost reduction and integration-related initiatives such as separation benefits, continuity payments, other exit costs and certain costs associated with integrating an acquired company’s operations; certain amounts related to strategic review initiatives; asset impairment charges; amortization of intangible assets; inventory step-up recorded as part of our acquisitions; litigation-related and other contingent matters; certain legal costs; gains or losses from early termination of debt; debt modification costs; gains or losses from the sales of businesses and other assets; foreign currency gains or losses on intercompany financing arrangements; reorganization items, net (in the Predecessor periods); and certain other items. For the three and six months ended June 30, 2025, the Successor does not have operating results classified as Discontinued operations, net of tax. Interest income and expense and certain other corporate expenses incurred by the Company are not directly attributable to any specific segment. Accordingly, these costs are not reflected in any of the Company’s segments and are included in the results below as “Corporate unallocated costs.” The Company’s Total segment adjusted income from continuing operations before income tax is equal to the combined results of each of its segments. The Company disaggregated its revenue from contracts with customers into the categories included in the tables below (in thousands). The Company believes these categories depict how the nature, timing and uncertainty of revenue and cash flows are affected by economic factors. 12

	Successor		Predecessor
	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Period From April 1, 2024 through April 23, 2024
Branded Pharmaceuticals:			
Specialty Products:			
XIAFLEX®	$ 138,598	$ 87,054	$ 39,588
SUPPRELIN® LA	23,271	14,518	6,078
Other Specialty (1)	14,300	9,339	5,902
Total Specialty Products	$ 176,169	$ 110,911	$ 51,568
Established Products:			
PERCOCET®	$ 20,959	$ 13,910	$ 9,348
TESTOPEL®	9,339	8,382	2,734
EDEX®	11,065	5,749	3,932
Other Established	10,403	7,199	11,336
Total Established Products (2)	$ 51,766	$ 35,240	$ 27,350
Total Branded Pharmaceuticals	$ 227,935	$ 146,151	$ 78,918
Sterile Injectables:			
ADRENALIN®	$ 21,266	$ 14,642	$ 11,233
VASOSTRICT®	9,593	7,926	7,356
APLISOL®	18,581	9,274	4,426
Other Sterile Injectables (3)	37,972	24,632	11,282
Total Sterile Injectables (2)	$ 87,412	$ 56,474	$ 34,297
Total Generic Pharmaceuticals (4)	$ 118,986	$ 69,722	$ 40,360
Total International Pharmaceuticals (5)	$ 13,442	$ 11,816	$ 8,892
Total revenues, net	$ 447,775	$ 284,163	$ 162,467

13

	Successor		Predecessor
	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024	Period From January 1, 2024 through April 23, 2024
Branded Pharmaceuticals:			
Specialty Products:			
XIAFLEX®	$ 259,965	$ 87,054	$ 152,638
SUPPRELIN® LA	50,651	14,518	26,213
Other Specialty (1)	25,882	9,339	21,120
Total Specialty Products	$ 336,498	$ 110,911	$ 199,971
Established Products:			
PERCOCET®	$ 42,945	$ 13,910	$ 33,892
TESTOPEL®	19,629	8,382	13,225
EDEX®	20,609	5,749	13,228
Other Established	17,745	7,199	19,398
Total Established Products (2)	$ 100,928	$ 35,240	$ 79,743
Total Branded Pharmaceuticals	$ 437,426	$ 146,151	$ 279,714
Sterile Injectables:			
ADRENALIN®	$ 35,317	$ 14,642	$ 38,601
VASOSTRICT®	17,879	7,926	34,309
APLISOL®	33,482	9,274	16,813
Other Sterile Injectables (3)	72,005	24,632	42,808
Total Sterile Injectables (2)	$ 158,683	$ 56,474	$ 132,531
Total Generic Pharmaceuticals (4)	$ 218,070	$ 69,722	$ 143,677
Total International Pharmaceuticals (5)	$ 26,429	$ 11,816	$ 26,052
Total revenues, net	$ 840,608	$ 284,163	$ 581,974

(1) Products included within Other Specialty include, but are not limited to, AVEED®.

(2) Individual products presented above represent the top three performing products in each product category for either the Successor three or six months ended June 30, 2025 and/or any product having revenues in excess of $25 million during any completed quarterly period in 2025 or 2024.

(3) No individual product within Other Sterile Injectables has exceeded 5% of consolidated total revenues for the periods presented.

(4) The Generic Pharmaceuticals segment is comprised of a portfolio of products that are generic versions of branded products, are distributed primarily through the same wholesalers, generally have limited or no intellectual property protection and are sold within the U.S. During the Successor three months ended June 30, 2025, the Successor three months ended June 2024 and the Predecessor period April 1, 2024 through April 23, 2024, Lidocaine patch 5% made up 10%, 9% and 7%, respectively, of consolidated revenues. During the Successor six months ended June 30, 2025, the Successor six months ended June 2024 and the Predecessor period January 1, 2024 through April 23, 2024, Lidocaine patch 5% made up 10%, 9% and 7%, respectively, of consolidated revenues. No other individual product within the segment has exceeded 5% of consolidated total revenues for the periods presented.

(5) No individual product within the International Pharmaceuticals segment accounted for more than 5% of consolidated total revenues for any of the periods presented. Refer to Note 3. Discontinued Operations and Divestitures for additional information about the current period sale of the International Pharmaceuticals business on June 17, 2024, which represents substantially all of the International Pharmaceuticals segment.

There were no material revenues from external customers attributed to an individual country outside of the U.S. during any of the periods presented.

Successor period segment disclosure. The following tables represent the information, including significant segment expenses, regularly provided to and reviewed by the Company's CODM (in thousands):

14

	For the Successor Three Months Ended June 30, 2025				
	Branded Pharmaceuticals	Sterile Injectables	Generic Pharmaceuticals	International Pharmaceuticals	Total
Total revenues, net (1)	$ 227,935	$ 87,412	$ 118,986	$ 13,442	$ 447,775
Less: (2)					
Cost of revenues	16,846	56,889	85,103	6,182	
Selling and marketing	60,140	4,109	1,621	2,881	
General and administrative	8,856	4,294	3,515	2,734	
Research and development	9,976	14,346	1,386	—	
Segment adjusted income (loss) from operations before income tax	$ 132,117	$ 7,774	$ 27,361	$ 1,645	$ 168,897
Other segment disclosures:					
Depreciation (3)	$ 1,735	$ 7,182	$ 3,547	$ 50	

	For the Successor Six Months Ended June 30, 2025				
	Branded Pharmaceuticals	Sterile Injectables	Generic Pharmaceuticals	International Pharmaceuticals	Total
Total revenues, net (1)	$ 437,426	$ 158,683	$ 218,070	$ 26,429	$ 840,608
Less: (2)					
Cost of revenues	33,627	113,181	155,863	12,323	
Selling and marketing	120,323	7,959	3,253	5,367	
General and administrative	17,407	7,964	6,499	5,672	
Research and development	21,715	32,240	3,387	—	
Segment adjusted income (loss) from operations before income tax	$ 244,354	$ (2,661)	$ 49,068	$ 3,067	$ 293,828
Other segment disclosures:					
Depreciation (3)	$ 3,537	$ 14,417	$ 7,086	$ 225	

	For the Successor Three Months Ended June 30, 2024				
	Branded Pharmaceuticals	Sterile Injectables	Generic Pharmaceuticals	International Pharmaceuticals	Total
Total revenues, net (1)	$ 146,151	$ 56,474	$ 69,722	$ 11,816	$ 284,163
Less: (2)					
Cost of revenues	7,514	30,868	49,234	5,014	
Selling and marketing	40,113	2,855	1,015	2,543	
General and administrative	7,182	1,751	2,720	3,217	
Research and development	9,983	10,972	1,392	102	
Segment adjusted income (loss) from operations before income tax	$ 81,359	$ 10,028	$ 15,361	$ 940	$ 107,688
Other segment disclosures:					
Depreciation (3)	$ 1,097	$ 4,277	$ 2,406	$ 125	

15

	For the Successor Six Months Ended June 30, 2024				
	Branded Pharmaceuticals	Sterile Injectables	Generic Pharmaceuticals	International Pharmaceuticals	Total
Total revenues, net (1)	$ 146,151	$ 56,474	$ 69,722	$ 11,816	$ 284,163
Less: (2)					
Cost of revenues	7,514	30,868	49,234	5,014	
Selling and marketing	40,113	2,855	1,015	2,543	
General and administrative	7,182	1,751	2,720	3,217	
Research and development	9,983	10,972	1,392	102	
Segment adjusted income (loss) from operations before income tax	$ 81,359	$ 10,028	$ 15,361	$ 940	$ 107,688
Other segment disclosures:					
Depreciation (3)	$ 1,097	$ 4,277	$ 2,406	$ 125	

(1) Total revenues, net represent revenue from external customers and amounts align with the segment-level information that is regularly provided to the CODM. There are no intersegment revenues reflected in the information provided to or reviewed by the CODM.

(2) The significant expenses categories and amounts align with the segment-level information that is regularly provided to the CODM. There are no intersegment expenses reflected in the information provided to or reviewed by the CODM. Significant segment expense captions are adjusted to exclude: acquired in-process research and development charges; acquisition-related and integration items, including transaction costs and changes in the fair value of contingent consideration; cost reduction and integration-related initiatives such as separation benefits, continuity payments, other exit costs and certain costs associated with integrating an acquired company's operations; certain amounts related to strategic review initiatives; asset impairment charges; amortization of intangible assets; inventory step-up recorded as part of our acquisitions; litigation-related and other contingent matters; certain legal costs; and certain other items.

(3) Depreciation expense disclosed by reportable segment is included in segment expense captions, such as Cost of revenues, Selling and marketing, General and administrative, and Research and development.

Predecessor period segment disclosure. The following represents selected information for the Company's reportable segments (in thousands):

	Predecessor	
	Period From April 1, 2024 to April 23, 2024	Period From January 1, 2024 through April 23, 2024
Net revenues from external customers:		
Branded Pharmaceuticals	$ 78,918	$ 279,714
Sterile Injectables	34,297	132,531
Generic Pharmaceuticals	40,360	143,677
International Pharmaceuticals (1)	8,892	26,052
Total net revenues from external customers	$ 162,467	$ 581,974
Segment adjusted income from continuing operations before income tax:		
Branded Pharmaceuticals	$ 57,499	$ 161,592
Sterile Injectables	14,907	51,977
Generic Pharmaceuticals	16,922	42,378
International Pharmaceuticals	4,249	7,735
Total segment adjusted income from continuing operations before income tax	$ 93,577	$ 263,682

(1) Revenues generated by our International Pharmaceuticals segment are primarily attributable to external customers located in Canada.

16

Successor and Predecessor reconciliations. The table below provide reconciliations of our Total segment adjusted income from continuing operations before income tax to our Total consolidated (loss) income from continuing operations before income tax (in thousands):

	Successor				Predecessor	
	Three Months Ended June 30, 2025	**Six Months Ended June 30, 2025**	**Three Months Ended June 30, 2024**	**Six Months Ended June 30, 2024**	**Period From April 1, 2024 through April 23, 2024**	**Period From January 1, 2024 through April 23, 2024**
Reconciliation of profit or loss (Segment adjusted income from operations before income tax):						
Segment adjusted income from operations before income tax	$ 168,897	$ 293,828	$ 107,688	$ 107,688	$ 93,577	$ 263,682
Interest expense, net	(53,572)	(106,242)	(44,669)	(44,669)	2	2
Unallocated amounts:						
Corporate unallocated costs (1)	(34,154)	(77,091)	(29,513)	(29,513)	(10,686)	(48,238)
Asset impairment charges	(1,000)	(1,000)	—	—	(1,799)	(2,103)
Acquisitions and divestitures (2)	(156,138)	(325,968)	(240,938)	(240,938)	(14,264)	(77,543)
Restructuring or similar transactions (3)	(5,933)	(4,524)	(1,900)	(1,900)	1	(4,960)
Reorganization items, net	—	—	—	—	6,328,145	6,125,099
Other, net (4)	15,616	13,899	(3,425)	(3,425)	(33)	(6,948)
Total consolidated (loss) income from continuing operations before income tax	$ (66,284)	$ (207,098)	$ (212,757)	$ (212,757)	$ 6,394,943	$ 6,248,991

(1) For all periods presented, amounts include certain corporate overhead costs, such as headcount, facility and corporate litigation expenses and certain other income and expenses.

(2) Amounts for the Successor three months ended June 30, 2025, includes: (i) approximately $61.8 million of inventory step up amortization; (ii) approximately $61.8 million of intangible assets amortization; (iii) approximately $32.1 million of transaction costs related to the combination of Mallinckrodt and Endo, divestiture of our International Pharmaceutical business and costs related to the ongoing wind down of the remaining Debtors; and (v) an approximately $0.4 million increase in the fair value of acquisition-related contingent consideration. Amounts for the Successor six months ended June 30, 2025, includes: (i) approximately $145.8 million of inventory step up amortization; (ii) approximately $124.4 million of intangible assets amortization; (iii) approximately $54.3 million of transaction costs related to the combination of Mallinckrodt and Endo, divestiture of our International Pharmaceutical business and costs related to the ongoing wind down of the remaining Debtors; and (v) an approximately $1.4 million increase in the fair value of acquisition-related contingent consideration. Amounts for the Successor three and six months ended June 30, 2024, includes approximately $192.0 million of inventory step up amortization and approximately $50.0 million of intangible assets amortization. Amounts for the Predecessor periods April 1, 2024 through April 23, 2024 and January 1, 2024 through April 23, 2024 primarily relate to amortization of intangible assets.

(3) Amounts for the Successor three and six months ended June 30, 2025 primarily relate to net employee separation, continuity and other benefit-related charges. Amounts for the Successor three and six months ended June 30, 2024, primarily relate to net employee separation charges. Amounts for the Predecessor period January 1, 2024 through April 23, 2024 primarily relate to net employee separation, continuity and other benefit-related charges.

(4) Amounts for the Successor three and six months ended June 30, 2025 and three and six months ended June 30, 2024 primarily relate to items included in Other (income) expense, net further discussed in Note 15. Other (Income) Expense, Net. Amounts for the Predecessor period January 1, 2024 through April 23, 2024 primarily relate to a charge of approximately $6 million associated with the rejection of an executory contract, which was approved by the Bankruptcy Court in February 2024.

17

NOTE 5. FAIR VALUE MEASUREMENTS Fair value guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: • Level 1—Quoted prices in active markets for identical assets or liabilities. • Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. • Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Financial Instruments The financial instruments recorded in the Condensed Consolidated Balance Sheets include cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, acquisition-related contingent consideration and debt obligations. Included in cash and cash equivalents and restricted cash and cash equivalents are money market funds representing a type of mutual fund required by law to invest in low-risk securities (for example, U.S. government bonds, U.S. Treasury Bills and commercial paper). Money market funds pay dividends that generally reflect short-term interest rates. Due to their initial maturities, the carrying amounts of non-restricted and restricted cash and cash equivalents (including money market funds), accounts receivable, accounts payable and accrued expenses approximate their fair values. Restricted Cash and Cash Equivalents The Company’s restricted cash and cash equivalent balances at June 30, 2025 and December 31, 2024 were $93.1 million and $89.2 million, respectively, and primarily relate to certain self-insurance related matters. These balances are classified as current assets in the Condensed Consolidated Balance Sheets in the Restricted cash and cash equivalents line item, as the potential for, and timing of, future claims and/or payment is unknown and could result in distributions within the next twelve months. Acquisition-Related Contingent Consideration The fair value of contingent consideration liabilities is determined using unobservable inputs; hence, these instruments represent Level 3 measurements within the above-defined fair value hierarchy. These inputs include the estimated amount and timing of projected cash flows, the probability of success (achievement of the contingent event) and the risk-adjusted discount rate used to present value the probability-weighted cash flows. Subsequent to the acquisition date, at each reporting period, the contingent consideration liability is remeasured at current fair value with changes recorded in earnings. The estimates of fair value are uncertain and changes in any of the estimated inputs used as of the date of this report could have resulted in significant adjustments to fair value. See the “Recurring Fair Value Measurements” section below for additional information on acquisition-related contingent consideration. 18

Recurring Fair Value Measurements

The financial assets and liabilities measured at fair value on a recurring basis were as follows (in thousands):

	Fair Value Measurements at June 30, 2025 using:			
	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total
Assets:				
Money market funds	$ 223,368	$ —	$ —	$ 223,368
Liabilities:				
Acquisition-related contingent consideration—current	$ —	$ —	$ 2,082	$ 2,082
Acquisition-related contingent consideration—noncurrent	$ —	$ —	$ 4,633	$ 4,633

	Fair Value Measurements at December 31, 2024 using:			
	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total
Assets:				
Money market funds	$ 141,315	$ —	$ —	$ 141,315
Liabilities:				
Acquisition-related contingent consideration—current	$ —	$ —	$ 3,303	$ 3,303
Acquisition-related contingent consideration—noncurrent	$ —	$ —	$ 4,041	$ 4,041

Fair Value Measurements Using Significant Unobservable Inputs

The following table presents changes to the liability for acquisition-related contingent consideration, which is measured at fair value on a recurring basis using significant unobservable inputs (Level 3) (in thousands):

	Successor				Predecessor	
	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025	Three Months Ended June 30, 2024 (1)	Six Months Ended June 30, 2024 (1)	Period from April 1, 2024 to April 23, 2024	Period from January 1, 2024 to April 23, 2024
Beginning of period	$ 8,060	$ 7,344	$ —	$ —	$ 12,050	$ 12,447
Acquisition of contingent consideration from Predecessor	—	—	10,195	10,195	—	—
Amounts settled	(1,730)	(2,028)	(1,577)	(1,577)	(1,499)	(2,475)
Changes in fair value recorded in earnings	385	1,399	(58)	(58)	(338)	284
Effect of currency translation	—	—	31	31	(18)	(61)
End of period	$ 6,715	$ 6,715	$ 8,591	$ 8,591	$ 10,195	$ 10,195

(1) Prior to the Effective Date, the Successor entity had no liabilities for acquisition related contingent consideration. The Successor entity assumed the liabilities for acquisition related contingent consideration in connection with the Plan.

At June 30, 2025, the fair value measurements of the contingent consideration obligations were determined using risk-adjusted discount rates ranging from 8.9% to 19.0% (weighted average rate of approximately 18.4%, weighted based on relative fair value). Changes in fair value recorded in earnings related to acquisition-related contingent consideration are included in our Condensed Consolidated Statements of Operations as Acquisition-related and integration items, net.

19

The following table presents changes to the liability for acquisition-related contingent consideration by acquisition (in thousands): Balance as of December 31, 2024 Changes in Fair Value Recorded in Earnings Amounts Settled and Other Balance as of June 30, 2025 Auxilium acquisition $ 6,647 $ 1,241 $ (1,573) $ 6,315 Other 697 158 (455) 400 Total $ 7,344 $ 1,399 $ (2,028) $ 6,715 Nonrecurring Fair Value Measurements The Company’s long-lived assets and other intangible assets may be subject to nonrecurring fair value measurement for the evaluation of potential impairment. During the periods covered by this report, nonrecurring fair value measurements, which related to certain property, plant and equipment and other intangible assets, were not material. NOTE 6. INVENTORIES Inventories, net of applicable reserves, consisted of the following (in thousands): June 30, 2025 December 31, 2024 Raw materials $ 88,708 $ 94,758 Work-in-process 240,815 274,321 Finished goods 110,166 158,657 Total $ 439,689 $ 527,736 Inventory in excess of the amount expected to be sold within one year is classified as noncurrent inventory and is not included in the table above. At June 30, 2025 and December 31, 2024, $128.1 million and $203.5 million, respectively, of noncurrent inventory was included in Other assets in the Condensed Consolidated Balance Sheets. These noncurrent inventory balances reflect the impact of fresh start accounting. As of June 30, 2025 and December 31, 2024, the reported inventory balances include approximately $294.4 million and $440.2 million, respectively, of remaining unamortized step up in fair value, including $78.3 million and $170.6 million, respectively, classified as long term inventory and presented as Other assets in the Condensed Consolidated Balance Sheet. The remaining unamortized step up in fair value will be reflected as Cost of revenue in future periods as the inventory is sold. As of June 30, 2025 and December 31, 2024, the Company’s Condensed Consolidated Balance Sheets included approximately $1.1 million and $0.1 million, respectively, of capitalized pre-launch inventories related to products that were not yet available to be sold. NOTE 7. LEASES The following table presents information about the Company’s right-of-use assets and lease liabilities (in thousands): Balance Sheet Line Items June 30, 2025 December 31, 2024 Right-of-use assets: Operating lease right-of-use assets Operating lease assets $ 37,205 $ 39,193 Finance lease right-of-use assets Property, plant and equipment, net 3,457 3,822 Total right-of-use assets $ 40,662 $ 43,015 Operating lease liabilities: Current operating lease liabilities Current portion of operating lease liabilities $ 4,085 $ 3,994 Noncurrent operating lease liabilities Operating lease liabilities, less current portion 33,655 34,759 Total operating lease liabilities $ 37,740 $ 38,753 Finance lease liabilities: Current finance lease liabilities Accounts payable and accrued expenses $ 975 $ 634 Noncurrent finance lease liabilities Other liabilities 2,400 2,794 Total finance lease liabilities $ 3,375 $ 3,428 20

The following tables present information about lease costs and expenses and sublease income (in thousands): Successor Predecessor Statement of Operations Line Items Three Months Ended June 30, 2025 Three Months Ended June 30, 2024 Period From April 1, 2024 through April 23, 2024 Operating lease cost Various (1) $ 1,628 $ 356 $ (436) Finance lease cost: Amortization of right-of-use assets Various (1) $ 175 $ 1,346 $ 495 Interest on lease liabilities Interest expense, net $ 65 $ 87 $ 30 Other lease costs and income: Variable lease costs (2) Various (1) $ 3,556 $ 2,371 $ 606 Sublease income Various (1) $ — $ (459) $ (229) Successor Predecessor Statement of Operations Line Items Six Months Ended June 30, 2025 Six Months Ended June 30, 2024 Period From January 1, 2024 through April 23, 2024 Operating lease cost Various (1) $ 3,675 $ 356 $ 550 Finance lease cost: Amortization of right-of-use assets Various (1) $ 363 $ 1,346 $ 2,519 Interest on lease liabilities Interest expense, net $ 134 $ 87 $ 169 Other lease costs and income: Variable lease costs (2) Various (1) $ 6,141 $ 2,371 $ 3,588 Sublease income Various (1) $ — $ (459) $ (1,129) __________ (1) Amounts are included in the Condensed Consolidated Statements of Operations based on the function that the underlying leased asset supports. The following table presents the components of such aggregate amounts (in thousands): Successor Predecessor Three Months Ended June 30, 2025 Three Months Ended June 30, 2024 Period From April 1, 2024 through April 23, 2024 Cost of revenues $ 2,207 $ 1,055 $ 468 Selling, general and administrative $ 3,152 $ 2,559 $ (32) Successor Predecessor Six Months Ended June 30, 2025 Six Months Ended June 30, 2024 Period From January 1, 2024 through April 23, 2024 Cost of revenues $ 3,782 $ 1,055 $ 2,130 Selling, general and administrative $ 6,397 $ 2,559 $ 3,398 (2) Amounts represent variable lease costs incurred that were not included in the initial measurement of the lease liability such as common area maintenance and utilities costs associated with leased real estate and certain costs associated with our automobile leases. 21

The following table provides certain additional information related to our leases (in thousands): Successor Predecessor Six Months Ended June 30, 2025 Six Months Ended June 30, 2024 Period From January 1, 2024 through April 23, 2024 Cash paid for amounts included in the measurement of lease liabilities: Operating cash payments for operating leases $ 3,115 $ 1,105 $ 1,863 Operating cash payments for finance leases $ 136 $ 132 $ 366 Financing cash payments for finance leases $ 359 $ 1,190 $ 2,381 Lease liabilities arising from obtaining right-of-use assets: Operating leases (1) $ 1,113 $ — $ — __________ (1) For the six months ended June 30, 2025, approximately $0.4 million relates to a lease liability arising from obtaining a right-of-use asset that was sold in connection with the International Pharmaceuticals business divestiture. Refer to Note 3. Discontinued Operations and Divestitures for additional information about the current period sale of the International Pharmaceuticals business NOTE 8. OTHER INTANGIBLES Other Intangible Assets The Company’s intangible assets consist of the following components (in thousands): Cost basis: June 30, 2025 December 31, 2024 Indefinite-lived intangibles: In-process research and development $ 49,509 $ 50,509 Total indefinite-lived intangibles $ 49,509 $ 50,509 Finite-lived intangibles: Marketed products (weighted average life of 8 years) (1) $ 1,821,485 $ 1,869,140 Licenses (weighted average life of 5 years) 69,757 69,757 Total finite-lived intangibles (weighted average life of 8 years) $ 1,891,242 $ 1,938,897 Total other intangibles $ 1,940,751 $ 1,989,406 Accumulated amortization: Finite-lived intangibles: Marketed products $ (277,017) $ (163,654) Licenses (17,072) (9,891) Total other intangibles $ (294,089) $ (173,545) Net other intangibles $ 1,646,662 $ 1,815,861 __________ (1) The change in the cost basis of marketed products during the period is the result of the International Pharmaceuticals business divestiture. Refer to Note 3. Discontinued Operations and Divestitures for additional information. Amortization expense for the Successor three and six months ended June 30, 2025 totaled approximately $61.8 million and $124.4 million, respectively. Amortization expense for the Successor three and six months ended June 30, 2024, the Predecessor periods from April 1, 2024 through April 23, 2024 and January 1, 2024 through April 23, 2024, totaled approximately $49.1 million, $15.1 million and $77.0 million, respectively. Amortization expense is included in Cost of revenues in the Condensed Consolidated Statements of Operations. Impairments Indefinite-lived intangible assets are tested for impairment annually, as of October 1, and when events or changes in circumstances indicate that the asset might be impaired. We estimate the fair values of our intangible assets using an income approach that utilizes a discounted cash flow model, or, where appropriate a market approach. The discounted cash flow models reflect our estimates of future cash flows and other factors including estimates of future operating performance, including future sales, long-term growth rates, gross margins, operating expenses, discount rates, and the 22 probability of technical and regulatory success. These assumptions are based on significant inputs and judgments not observable in the market, and thus represent Level 3 measurements within the fair value hierarchy. The discount rates used in the determination of fair value reflect our judgments regarding the risks and uncertainties inherent in the estimated future cash flows and may differ over time depending on the risk profile of the particular assets and other market factors. We believe the discount rates and other inputs and assumptions are consistent with those a market participant would use. Any impairment charges resulting from annual or interim intangible asset impairment assessments are recorded to Asset impairment charges in our Condensed Consolidated Statements of Operations. During the three months ended June 30, 2025, the Company recorded a $1.0 million impairment charge due to the decision to discontinue the development of an indefinite-lived intangible asset. This asset was included in the Generics Pharmaceuticals segment. NOTE 9. CONTRACT ASSETS AND LIABILITIES Our revenue consists almost entirely of sales of our products to customers, whereby we ship products to a customer pursuant to a purchase order. Revenue contracts such as these do not generally give rise to contract assets or contract liabilities because: (i) the underlying contracts generally have only a single performance obligation and (ii) we do not generally receive consideration until the performance obligation is fully satisfied. At June 30, 2025, the unfulfilled performance obligations for these types of contracts relate to ordered but undelivered products. We generally expect to fulfill the performance obligations and recognize revenue within one week of entering into the underlying contract. Based on the short-term initial contract duration, additional disclosure about the remaining performance obligations is not required. Certain of our other income-generating contracts, including license and collaboration agreements, may result in contract assets and/or contract liabilities. For example, we may recognize contract liabilities upon receipt of certain upfront and milestone payments from customers when there are remaining performance obligations. The following table shows the opening and closing balances of contract assets and contract liabilities from contracts with customers (dollars in thousands): June 30, 2025 December 31, 2024 Contract assets (1) $ 9,094 $ 11,728 Contract liabilities (2) $ — $ 2,969 __________ (1) At June 30, 2025 and December 31, 2024, approximately $2.3 million and $2.4 million, respectively, of these contract asset amounts are classified as current and are included in Prepaid expenses and other current assets in the Company’s Condensed Consolidated Balance Sheets. The remaining amounts, if applicable, are classified as noncurrent and are included in Other assets. (2) At December 31, 2024, approximately $0.6 million of these contract liability amounts are classified as current and are included in Accounts payable and accrued expenses in the Company’s Condensed Consolidated Balance Sheets. During the three and six months ended June 30, 2025, approximately $0.1 million and $0.2 million, respectively, of revenue was recognized that was included in the contract liability balance at December 31, 2024. The contract liability balance as of June 17, 2025, was included in the divested net assets of our International Pharmaceuticals business, described in Note 3. Discontinued Operations and Divestitures. During the Successor six months ended June 30, 2025, we recognized reductions in revenue of $1.2 million related to performance obligations satisfied, or partially satisfied, in prior periods. During the Successor six months ended June 30, 2024 and Predecessor period January 1, 2024 through April 23, 2024, we recognized revenue of $13.7 million and $0.3 million, respectively, relating to performance obligations satisfied, or partially satisfied, in prior periods. Such revenue generally relates to changes in estimates with respect to our variable consideration. 23

NOTE 10. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses included the following at June 30, 2025 and December 31, 2024 (in thousands):

	June 30, 2025	December 31, 2024
Trade accounts payable	$ 64,744	$ 107,635
Returns and allowances	89,868	99,425
Rebates	104,256	108,831
Other sales deductions	3,277	3,367
Accrued interest	18,202	17,772
Accrued payroll and related benefits	63,196	68,808
Accrued royalties and other distribution partner payables	19,051	20,281
Acquisition-related contingent consideration—current	2,082	3,303
Other	86,702	46,063
Total	$ 451,378	$ 475,485

The decrease in the Returns and allowances and Rebates accruals are primarily due to changes in gross sales and customer mix, as well as other factors. The increase in the Other category is primarily due to changes in accrued legal and other professional fees associated with the combination of Mallinckrodt and Endo. For further information regarding the combination of Mallinckrodt and Endo refer to Note 1. Basis of Presentation. The fluctuations in the remaining categories are primarily the result of timing of payments.

NOTE 11. DEBT

The following table presents information about the Company's total indebtedness at June 30, 2025 and December 31, 2024 (dollars in thousands):

	June 30, 2025			December 31, 2024		
	Effective Interest Rate	Principal Amount (1)	Carrying Amount (2)	Effective Interest Rate	Principal Amount (1)	Carrying Amount (2)
8.50% Senior Notes Due 2031	8.87 %	$ 1,000,000	$ 983,368	8.87 %	$ 1,000,000	$ 982,291
Term Loan Facility	8.91 %	1,488,750	1,450,452	9.16 %	1,496,250	1,455,430
Total		$ 2,488,750	$ 2,433,820		$ 2,496,250	$ 2,437,721
Less: current portion, net		15,000	15,000		15,000	15,000
Total long-term debt, less current portion, net		$ 2,473,750	$ 2,418,820		$ 2,481,250	$ 2,422,721

(1) As of June 30, 2025 and December 31, 2024, the principal amounts represent the amount of unpaid contractual principal owed on the respective instruments.
(2) As of June 30, 2025 and December 31, 2024, the carrying amount of the respective debt instruments represents the unpaid contractual principal amounts owed less applicable deferred financing fees and original issue discounts.

General Information

The aggregate estimated fair value of long-term debt, which was determined based on Level 2 quoted market price inputs for the same or similar debt issuances, was approximately $2.6 billion at both June 30, 2025 and December 31, 2024.

New Credit Facilities

On the Effective Date, as contemplated in the Plan, Endo Finance Holdings, Inc. (Endo Finance), a wholly owned subsidiary of Endo, Inc., also referred to herein as the Issuer, entered into the New Credit Agreement by and among the Issuer, as borrower, Endo, Inc., as parent guarantor, the lenders from time to time party thereto and Goldman Sachs Bank USA, as administrative agent, collateral agent, issuing bank and swingline lender, which provides for, among other things: (i) the New Revolving Credit Facility, and (ii) the New Term Facility, presented in the table above as Term Loan Facility (Successor) (the New Term Facility and, together with the New Revolving Credit Facility, the New Credit Facilities). The New Credit Agreement provides the Issuer with the option to raise certain incremental credit facilities, subject to certain limitations and conditions specified in the New Credit Agreement. The New Revolving Credit Facility has a maturity date of April 23, 2029 and the New Term Facility has a maturity date of April 23, 2031. At June 30, 2025, approximately $396 million of capacity under the New Revolving Credit Facility is undrawn and available to the Company, net of outstanding standby letters of credit.

24

On October 29, 2024, the Company entered into the First Amendment (the "Amendment") to the New Credit Agreement, and as amended by the Amendment, the “Amended Credit Agreement,” among Endo, Endo Finance, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, collateral agent, issuing bank and swingline lender. The Amendment provides for, among other things, the refinancing of all outstanding initial term loans with a new tranche of term loans that bears interest at a rate per annum equal to, at our option, (x) Term SOFR plus a range of 3.75% to 4.00% or (y) an alternate base rate plus a range of 2.75% to 3.00%, in each case based upon our First Lien Net Leverage Ratio (as defined in the Amended Credit Agreement). The Amendment resulted in a 0.50% reduction in our term loan interest rate margins. As of June 30, 2025 and December 31, 2024, we were in compliance with all covenants contained in the New Credit Facilities. New Senior Secured Notes On the Effective Date, the Issuer issued the New Senior Secured Notes (presented in the table above as 8.50% Senior Notes Due 2031) at an issue price of 100%. The New Senior Secured Notes were issued in a private offering to qualified institutional buyers pursuant to Rule 144A and outside the United States to non-U.S. persons pursuant to Regulation S. The New Senior Secured Notes are the Issuer’s senior secured obligations and are guaranteed on a senior secured basis by Endo, Inc. and the subsidiaries that guarantee the New Credit Agreement. The New Senior Secured Notes are secured on a pari passu basis by first-priority liens, subject to permitted liens and certain other exceptions, and the prior payment of the Revolving Facility Obligations from proceeds of the collateral, on the same collateral that secures the New Credit Agreement. The New Senior Secured Notes will mature on April 15, 2031, subject to earlier repurchase or redemption in accordance with the terms of the Indenture (as defined below), and bear interest at 8.50% per annum, payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing on October 15, 2024. As of June 30, 2025 and December 31, 2024, we were in compliance with all covenants contained in the New Senior Secured Notes. GxSI Credit Facilities On July 31, 2025, ST 2020, Inc. and MEH, Inc. entered into a Credit Agreement among ST 2020, MEH, the financial institutions party thereto as lenders, and Wilmington Savings Fund Society, FSB as administrative agent and collateral agent. For further information regarding the GxSI Credit Facilities, refer to Note 1. Basis of Presentation. NOTE 12. COMMITMENTS AND CONTINGENCIES Legal Proceedings and Investigations Endo, Inc. and certain of its subsidiaries are involved in various claims, legal proceedings and internal and governmental investigations (collectively, proceedings) arising from time to time, including, among others, those relating to product liability, intellectual property, regulatory compliance, consumer protection, tax and commercial matters. An adverse outcome in certain proceedings described herein could have a material adverse effect on our business, financial condition, results of operations and cash flows. Endo, Inc. and certain of its subsidiaries are also subject to a number of matters that are not being disclosed herein because, in the opinion of our management, these matters are immaterial both individually and in the aggregate with respect to our financial position, results of operations and cash flows. Endo, Inc. believes that certain settlements and judgments, as well as legal defense costs are or may be covered in whole or in part under our insurance policies with a number of insurance carriers. In certain circumstances, insurance carriers reserve their rights to contest or deny coverage. Amounts recovered under our insurance policies could be materially less than stated coverage limits and may not be adequate to cover damages, other relief and/or costs relating to claims. In addition, there is no guarantee that insurers will pay claims in the amounts we expect or that coverage will otherwise be available. Even where claims are submitted to insurers for defense and indemnity, there can be no assurance that the claims will be covered by insurance or that the indemnitors or insurers will remain financially viable or will not challenge our right to reimbursement in whole or in part. Accordingly, we will record receivables with respect to amounts due under these policies only when the realization of the potential claim for recovery is considered probable. We may not have and may be unable to obtain or maintain insurance on acceptable terms or with adequate coverage against potential liabilities or other losses, including costs, judgments, settlements and other liabilities incurred in connection with current or future legal proceedings, regardless of the success or failure of the claim. Additionally, we may be limited by the surviving insurance policies of acquired entities, which may not be adequate to cover potential liabilities or other losses. Even where claims are submitted to insurance carriers for defense and indemnity, there can be no assurance that the claims will be covered by insurance or that the indemnitors or insurers will remain financially viable or will not challenge our right to reimbursement in whole or in part. The failure to generate sufficient cash flow or to obtain other financing could affect our ability to pay amounts due under those liabilities not covered by insurance. Additionally, the nature of our business, the legal proceedings to which we are exposed and any losses we suffer may increase the cost of insurance, which could impact our decisions regarding our insurance programs. As disclosed in prior filings, on the Petition Date, Endo International plc, together with the Debtors, filed voluntary petitions for relief under the Bankruptcy Code. Certain additional Debtors filed voluntary petitions for relief under the Bankruptcy Code on May 25

25, 2023 and May 31, 2023. Under the Bankruptcy Code, third-party actions to collect prepetition indebtedness owed by the Debtors, as well as most litigation pending against the Debtors as of the Petition Date were generally subject to an automatic stay. Such automatic stay remained in place until the April 23, 2024 Effective Date, at which point claims against the Debtors were discharged and channeled to the applicable trusts in accordance with the Plan. The prepetition litigation that was discharged included, among other things, all prepetition liabilities relating to vaginal mesh matters, opioid-related matters, ranitidine matters, generic drug pricing matters, other antitrust matters, securities litigation matters, and governmental investigation matters. In accordance with the Plan, Endo, Inc. does not have any liability with respect to any prepetition claims. At the Debtors’ request, the Bankruptcy Court appointed the Future Claimants' Representative (the FCR) in the Chapter 11 Cases. As further described in the applicable Bankruptcy Court filings, the FCR represents the rights of individuals who may in the future assert one or more personal injury claims against the Debtors or a successor of the Debtors’ businesses relating to the Debtors’ opioid or transvaginal surgical mesh products, but who could not assert such claims in the Chapter 11 Cases because, among other reasons, such individuals were unaware of the alleged injury, had a latent manifestation of the alleged injury or were otherwise unable to assert or incapable of asserting claims based on the alleged injury. Although the FCR was initially appointed to represent the rights of individuals who may in the future assert one or more personal injury claims against the Debtors or a successor of the Debtors’ businesses relating to the Debtors’ ranitidine products, in August 2023 the Bankruptcy Court entered an order terminating the FCR’s appointment with respect to claims relating to the Debtors’ ranitidine products. As of June 30, 2025, our accrual for loss contingencies of approximately $8.4 million represents the unpaid portion of the settlement consideration payable under the Debtors’ settlement with the FCR, which Endo, Inc. assumed on the Effective Date. Under the Plan and the settlement contemplated thereby, the trust established for the benefit of eligible future claimants assumed liability for all future claims in exchange for Endo, Inc.’s ongoing obligation to fund such trust. Government Investigations In March 2025, Endo USA, Inc. (Endo USA) received a subpoena issued by the U.S. Attorney’s Office for the Western District of Virginia (the WDVA USAO) requesting documents and information from 1996 through the present related to any interactions by Endo USA, its affiliates, predecessors or other related parties with pharmacy benefit managers, including (i) remuneration provided, (ii) negotiation of rebates, (iii) communications regarding the prescription, administration or payment for opioid medications, and (iv) communications regarding the safety or efficacy of opioid medications. In April 2025, Endo USA received additional subpoenas from the WDVA USAO, requesting accounting records and documents related to pharmacy benefit managers. Endo USA is cooperating with the investigation and is in the process of responding to the subpoenas, including to the extent that Endo USA serves as custodian of records for Debtors Endo Health Solutions Inc. and Endo Pharmaceuticals Inc. with respect to the period from 1996 through the April 2024 Effective Date. In April 2025, Endo USA received subpoenas from the United States Department of Justice’s Consumer Protection Branch seeking documents and information, if any, related to the marketing and promotion of SUPPRELIN® LA from January 2020 through the present, for certain unapproved uses, including transgender care and gender dysphoria. Endo is cooperating with the investigation and is in the process of responding to the subpoenas, including to the extent that Endo USA serves as custodian of records for Debtor Endo Pharmaceuticals Inc. with respect to the period from January 2020 through the April 2024 Effective Date. We are unable to predict the outcome of these matters or the ultimate legal and financial liability, if any, and at this time cannot reasonably estimate the possible loss or range of loss, if any, for these matters. Patent Matters Endo Operations Limited exclusively licenses several patents that relate to Endo USA Inc.’s ADRENALIN® (epinephrine in sodium chloride injection) product. On March 5, 2025, Endo USA, Inc. and Endo Operations Limited filed an action against Baxter Healthcare Corporation (Baxter) in the U.S. District Court for the Northern District of Illinois for infringement of the licensed patents with respect to Baxter’s 16 mg/250 mL presentation of epinephrine in sodium chloride injection (Endo USA, Inc. & Endo Operations Ltd. v. Baxter Healthcare Corp., C.A. No. 25-2365 (N.D. III.)). Endo USA, Inc. and Endo Operations Limited then filed a motion for a preliminary injunction on March 26, 2025. The Magistrate Judge issued a Report and Recommendation to deny that motion on May 15, 2025 and Baxter commercially launched its product shortly thereafter. The case was dismissed without prejudice on June 12, 2025. On May 30, 2025, Endo received a Notice of Paragraph IV Certification from Baxter regarding its supplemental NDA seeking approval from the FDA to market its 4 mg/ 250 mL presentation of epinephrine in sodium chloride injection product. On July 10, 2025, Endo Operations Limited, Endo USA, Inc., PH Health Limited, and Par Health USA, LLC filed an action against Baxter in the U.S. District Court for the District of Delaware for infringement of the licensed patents (Endo Operations Limited, Endo USA, Inc., PH Health Limited, and Par Health USA, LLC v. Baxter Healthcare Corporation, C.A. No. 25-861 (D. Del.)). The filing of the action triggered a 30-month stay of FDA’s approval of Baxter’s 4 mg/ 250 mL presentation of epinephrine in sodium chloride injection, which expires on November 30, 2027. 26

Other Proceedings and Investigations Additional proceedings may also be brought in the future. We cannot predict the timing or outcome of these other proceedings. Currently, neither we nor our subsidiaries are involved in any other proceedings that we expect to have a material effect on our business, financial condition, results of operations and cash flows. NOTE 13. OTHER COMPREHENSIVE (LOSS) INCOME During the periods covered by this report, substantially all of the Accumulated other comprehensive loss balances at June 30, 2025 and December 31, 2024 consist of Foreign currency translation loss. There were no tax effects in Other comprehensive (loss) income and there were no reclassifications out of Accumulated other comprehensive loss. NOTE 14. SHAREHOLDERS'/STOCKHOLDERS' (DEFICIT) EQUITY The following table presents a reconciliation of the beginning and ending balances in Total shareholders’ (deficit) equity (in thousands): Euro Deferred Shares / Preferred Stock Ordinary Shares / Common Stock Additional Paid- in Capital (Accumulated Deficit) Retained Earnings Accumulated Other Comprehensive (Loss) Income Total Shareholders’ (Deficit) Equity BALANCE, DECEMBER 31, 2023 (PREDECESSOR) $ 44 $ 24 $ 8,980,561 $ (15,354,427) $ (223,762) $ (6,597,560) Net loss — — — (154,230) — (154,230) Other comprehensive loss — — — — (2,924) (2,924) Other (1) — — — — (1) BALANCE, MARCH 31, 2024 (PREDECESSOR) $ 43 $ 24 $ 8,980,561 $ (15,508,657) $ (226,686) $ (6,754,715) Net income — — — 6,527,548 — 6,527,548 Other comprehensive income — — — — 226,686 226,686 Cancellation of Predecessor equity (43) (24) (8,980,561) 8,980,628 — — Issuance of Successor common stock — 76 1,981,480 — — 1,981,556 Other — — — 481 — 481 BALANCE, APRIL 23, 2024 (PREDECESSOR) $ — $ 76 $ 1,981,480 $ — $ — $ 1,981,556 27

The following tables present reconciliations of the beginning and ending balances in Total stockholders’ equity (in thousands): Preferred Stock Common Stock Additional Paid- in Capital (Accumulated Deficit) Retained Earnings Accumulated Other Comprehensive (Loss) Income Total Stockholders’ (Deficit) Equity BALANCE, DECEMBER 31, 2023 (SUCCESSOR) $ — $ — $ — $ — $ — $ — Net income — — — — — — BALANCE, MARCH 31, 2024 (SUCCESSOR) $ — $ — $ — $ — $ — $ — Issuance of Successor common stock — 76 1,981,480 — — 1,981,556 Net loss — — — (148,776) — (148,776) Other comprehensive income — — — — 177 177 BALANCE, JUNE 30, 2024 (SUCCESSOR) $ — $ 76 $ 1,981,480 $ (148,776) $ 177 $ 1,832,957 Preferred Stock Common Stock Additional Paid- in Capital Accumulated Deficit Accumulated Other Comprehensive Loss Total Stockholders’ Equity BALANCE, DECEMBER 31, 2024 (SUCCESSOR) $ — $ 76 $ 1,986,133 $ (730,864) $ (3,007) $ 1,252,338 Net loss — — — (128,630) — (128,630) Other comprehensive loss — — — — (665) (665) Compensation related to share-based awards — — 3,180 — — 3,180 BALANCE, MARCH 31, 2025 (SUCCESSOR) $ — $ 76 $ 1,989,313 $ (859,494) $ (3,672) $ 1,126,223 Net loss — — — (59,610) — (59,610) Other comprehensive income — — — — 3,504 3,504 Compensation related to share-based awards — — 1,735 — — 1,735 Tax withholding for restricted shares — — (766) — — (766) BALANCE, JUNE 30, 2025 (SUCCESSOR) $ — $ 76 $ 1,990,282 $ (919,104) $ (168) $ 1,071,086 Share-Based Compensation The Company recognized share-based compensation expense of $1.7 million and $4.9 million, respectively, during the three and six months ended June 30, 2025. As of June 30, 2025, the total remaining unrecognized compensation cost related to non-vested share-based compensation awards amounted to $14.3 million. As of June 30, 2025, the weighted average remaining requisite service period for non-vested restricted stock units and performance share units was 1.4 years. As contemplated by the Plan, on the Effective Date, the Company adopted a long-term incentive plan and authorized and reserved 3.6 million shares for issuance pursuant to equity incentive awards to be granted under such plan. As of July 30, 2025, 1.1 million shares have been granted under the Company’s Management Incentive Plan to current employees and non-employee directors. 28

NOTE 15. OTHER (INCOME) EXPENSE, NET The components of Other (income) expense, net are as follows (in thousands): Successor Predecessor Three Months Ended June 30, 2025 Three Months Ended June 30, 2024 Period From April 1, 2024 through April 23, 2024 Net (gain) loss on sale of business and other assets (1) $ (20,510) $ 52 $ 63 Foreign currency loss (gain), net (2) 2,282 266 (540) Net loss (gain) from our investments in the equity of other companies (3) 2,454 (64) — Other miscellaneous, net (4) (133) (8) (16) Other (income) expense, net $ (15,907) $ 246 $ (493) Successor Predecessor Six Months Ended June 30, 2025 Six Months Ended June 30, 2024 Period From January 1, 2024 through April 23, 2024 Net (gain) loss on sale of business and other assets (1) $ (20,577) $ 52 $ (115) Foreign currency loss (gain), net (2) 3,240 266 (376) Net loss (gain) from our investments in the equity of other companies (3) 2,525 (64) 5 Other miscellaneous, net (4) (67) (8) 5,748 Other (income) expense, net $ (14,879) $ 246 $ 5,262 __________ (1) Amounts for the Successor three and six months ended June 30, 2025 primarily relate to the sale of the International Pharmaceuticals business, as discussed further in Note 3. Discontinued Operations and Divestitures. Amounts for the Successor three and six months ended June 30, 2024, and the Predecessor periods from April 1, 2024 through April 23, 2024 and January 1, 2024 through April 23, 2024 primarily relate to the sale of certain intellectual property rights and certain other assets. (2) Amounts relate to the remeasurement of foreign currency denominated assets and liabilities. (3) Amounts relate to the income statement impacts of our investments in the equity of other companies, including investments accounted for under the equity method. (4) The amount for the Predecessor period January 1, 2024 through April 23, 2024 primarily relates to a charge of approximately $6 million associated with the rejection of an executory contract, which was approved by the Bankruptcy Court in February 2024. 29

NOTE 16. INCOME TAXES The following tables display our Loss from continuing operations before income tax, Income tax (benefit) expense and Effective tax rate (dollars in thousands): Successor Predecessor Three Months Ended June 30, 2025 Three Months Ended June 30, 2024 Period From April 1, 2024 through April 23, 2024 (Loss) income from continuing operations before income tax $ (66,284) $ (212,757) $ 6,394,943 Income tax (benefit) expense $ (6,674) $ (63,981) $ 50,629 Effective tax rate 10.1% 30.1% 0.8 % Successor Predecessor Six Months Ended June 30, 2025 Six Months Ended June 30, 2024 Period From January 1, 2024 through April 23, 2024 (Loss) income from continuing operations before income tax $ (207,098) $ (212,757) $ 6,248,991 Income tax (benefit) expense $ (18,858) $ (63,981) $ 58,511 Effective tax rate 9.1% 30.1% 0.9 % The income tax benefit of $6.7 million for the Successor three months ended June 30, 2025 primarily related to a $6.1 million tax benefit on pre-tax losses outside of the United States (OUS). The income tax benefit of $18.9 million for the Successor six months ended June 30, 2025 primarily related to a $20.1 million tax benefit on pre-tax losses OUS, partially offset by the establishment of a valuation allowance. The income tax benefit of $64.0 million for the Successor three and six months ended June 30, 2024 primarily related to a $37.6 million tax benefit associated with a deferred tax benefit on a post-emergence intra-entity transfer during the Successor three months ended June 30, 2024, and a $27.1 million tax benefit on pre-tax losses outside of the United States (OUS). The income tax expense of $50.6 million for the Predecessor period from April 1, 2024, through April 23, 2024 primarily consisted of the income tax impacts of the Plan and Fresh Start Adjustments, including adjustments to historical valuation allowances. Endo International plc recorded an income tax benefit of $196.6 million for a reduction to the historical valuation allowance associated with deferred tax assets, and an income tax expense of $3.8 million for the reduction in income taxes payable/receivables. These benefits are offset by $211.4 million of income tax expense for the net decrease in deferred tax assets resulting from Fresh Start Adjustments. The Company also recorded income tax expenses of $16.7 million related to increases in accrued interest on uncertain tax positions, $4.2 million Indian capital gain tax on the intercompany transfer of shares, and $9.3 million related to changes in valuation allowances. The income tax expense of $58.5 million for the Predecessor period from January 1, 2024 through April 23, 2024 consisted of the income tax impacts of the Plan and Fresh Start Adjustments, including adjustments to historical valuation allowances. Endo International plc recorded an income tax benefit of $196.6 million for a reduction to the historical valuation allowance associated with deferred tax assets, and an income tax expense of $3.8 million for the reduction in income taxes payable/receivables. These benefits are offset by $211.4 million of income tax expense for the net decrease in deferred tax assets resulting from Fresh Start Adjustments. The Company also recorded income tax expenses of $30.1 million related to increases in accrued interest on uncertain tax positions, $4.2 million Indian capital gain tax on the intercompany transfer of shares, and $9.3 million related to changes in valuation allowances. This was offset by an income tax benefit of $10.3 million associated with a reduction to our net unrecognized tax position (UTP) liability related to a Canadian statute lapse. 30

A valuation allowance is required when it is more likely than not that all or a portion of a deferred tax asset will not be realized. The Company assesses the available positive and negative evidence to estimate whether the existing deferred tax assets will be realized. It is possible that in the future we may be required to establish a valuation allowance on a portion of a jurisdiction's deferred tax assets. Establishing these valuation allowances would result in a charge to income tax expense for the period the establishment is recorded, which could have a material impact on net earnings. The timing and amount of the potential valuation allowance establishment are subject to significant management judgment and prospective earnings. During the six months ended June 30, 2025, the Company recognized an expense of $2.8 million related to the establishment of a valuation allowance on a Canadian affiliate.

The Company records accrued interest and penalties, where applicable, related to UTPs as part of the provision for income taxes. As of December 31, 2024, the Company had total UTPs, including accrued interest and penalties, of $4.3 million. The Company recognized net expense of $0.1 million associated with UTPs during the six months ending June 30, 2025, related to accrued interest in India.

On July 4, 2025, President Donald Trump signed the reconciliation tax bill, commonly known as the "One Big Beautiful Bill Act" (OBBBA). Notable corporate provisions include the restoration of 100% bonus depreciation, the creation of Section 174A, which reinstates expensing for domestic research and experimental (R&E) expenditures; modifications to Section 163(j) interest limitations; updates to the rules for global intangible low-taxed income (GILTI) and foreign-derived intangible income (FDII); amendments to the rules for energy credits; and the expansion of Section 162(m) aggregation requirements. While there were no impacts to the Company for the period ending June 30, 2025, the Company is still assessing the future impacts of the tax legislation.

NOTE 17. NET LOSS PER SHARE

The following is a reconciliation of the numerator and denominator of basic and diluted net (loss) income per share (in thousands):

	Successor		Predecessor
	Three Months Ended June 30, 2025	**Three Months Ended June 30, 2024**	**Period From April 1, 2024 through April 23, 2024**
Numerator:			
(Loss) income from continuing operations	$ (59,610)	$ (148,776)	$ 6,344,314
Income from discontinued operations	—	—	183,234
Net (loss) income	$ (59,610)	$ (148,776)	$ 6,527,548
Denominator:			
For basic per share data—weighted average shares	76,289	76,156	235,220
Dilutive effect of common stock/ordinary share equivalents	—	—	—
For diluted per share data—weighted average shares	76,289	76,156	235,220

	Successor		Predecessor
	Six Months Ended June 30, 2025	**Period From April 1, 2024 through April 23, 2024**	**Period From January 1, 2024 through April 23, 2024**
Numerator:			
(Loss) income from continuing operations	$ (188,240)	$ (148,776)	$ 6,190,480
Income from discontinued operations	—	—	182,838
Net (loss) income	$ (188,240)	$ (148,776)	$ 6,373,318
Denominator:			
For basic per share data—weighted average shares	76,250	76,156	235,220
Dilutive effect of common stock/ordinary share equivalents	—	—	—
For diluted per share data—weighted average shares	76,250	76,156	235,220

Basic per share amounts are computed based on the weighted average number of common stock or ordinary shares outstanding, as applicable, during the period. Diluted per share amounts are computed based on the weighted average number of common stock or ordinary shares, as applicable, outstanding and, if there is net income from continuing operations during the period, the dilutive effect of common stock/ordinary share equivalents outstanding during the period.

The dilutive effect of common stock/ordinary share equivalents, if any, is measured using the treasury stock method.

31

As contemplated by the Plan and approved on July 23, 2024, Endo, Inc. adopted a long-term incentive plan and authorized and reserved 3.6 million shares for issuance pursuant to equity incentive awards to be granted under such plan. On September 30, 2024, Endo, Inc. granted 1.3 million awards under the Endo, Inc. 2024 Stock Incentive Plan. As of July 30, 2025, up to approximately 2.4 million shares are issuable subject to the terms of equity awards granted under Endo, Inc.’s 2024 Stock Incentive Plan and terms of the Transaction Agreement. Diluted shares used in the calculation of the diluted loss per share for the three and six months ended June 30, 2025 represented basic shares. Due to the net loss experienced by the Company for the three and six months ended June 30, 2025, the inclusion of the potentially dilutive effect of approximately 1.3 million equity awards in the calculation of actual diluted shares would have resulted in anti-dilution. 32